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                                                                    Exhibit 99.2

                          IMCLONE SYSTEMS INCORPORATED

               1996 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED(1)



                                   Article 1
                                 PURPOSE OF PLAN

         Section 1.01 . General Purpose. The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to promote the interests of ImClone Systems Incorporated (the "Company") by affording key consultants, advisors, directors and employees an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such persons increased personal interest in its continued success.

         Section 1.02 . Statutory Stock Option. Options granted under the Plan are intended to be "non-qualified" stock options under the Internal Revenue Code of 1986, as amended (the "Code").

                                   Article 2
                             SHARES SUBJECT TO PLAN

         Section 2.01 . Description Of Shares. Subject to Article VIII hereof, the stock to which the Plan applies is shares of the Company's common stock, $.001 par value ("Common Stock"), either authorized but unissued or Treasury shares. The number of shares of Common Stock to be issued or sold pursuant to options granted hereunder shall not exceed 11,000,000 shares; provided, that such number shall be reduced by the number of shares which have been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1996 Incentive Stock Option Plan (the "Incentive Stock Option Plan") to the same extent as if such sales had been made or options had been granted pursuant to this Plan.

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(1)      This plan was adopted by the Board on February 25, 1996 and approved by the stockholders on June 3, 1996; it was amended by the Board on April 3, 1997 and such amendments were ratified by the stockholders on June
         3, 1997; it was amended by the Board on March 29, 1999 and such amendments were ratified by the stockholders on May 24, 1999; it was amended by the Board on December 16, 1999; it was amended by the Board on April 14, 2000 and ratified by the stockholders on May 31, 2000; it was amended by the Board on September 18, 2000; it was amended by the Board on January 19, 2001; it was amended by the Board on November 15, 2001.
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         Section 2.02 . Restoration Of Unpurchased Shares. Any shares subject to an option granted hereunder that, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option to be granted hereunder.

                                   Article 3
                     ADMINISTRATION; COMMITTEES; AMENDMENTS

         Section 3.01 . Administration. The Plan shall be administered by any of the Compensation Committee, the Stock Option Committee (which is a subcommittee of the Compensation Committee) (collectively, the "Committees") or the Board of Directors of the Company (the "Board"). The Committees shall be comprised of not less than two persons who shall be appointed by the Board from among the members of the Board. Members of the Committees and the Board shall be eligible to become participants under the Plans and may receive discretionary and non-discretionary grants of options.

         Section 3.02 . Duration; Removal; Etc. The members of the Committees shall serve at the pleasure of the Board, which shall have the power at all times to remove members from the Committees or to add members thereto. Vacancies in the Committees, however caused, shall be filled by action of the Board.

         Section 3.03 . Meetings; Actions Of Committee. Each of the Committees may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions or determinations of the Committees and the Board shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members shall be as fully effective as if this had been made at a meeting duly called and held. Each of the Committees and the Board may make such rules and regulations for the conduct of its business not inconsistent herewith as it may deem advisable.

         Section 3.04 . Interpretation. The interpretation and construction by any of the Committees or the Board of the provisions of the Plan or of the options granted hereunder shall be final, unless in the case of the Committees otherwise determined by the Board. No member of the Board or of the Committees shall be liable for an action taken or determination made in good faith.

         Section 3.05 . Amendments Or Discontinuation. The Board may make such amendments, changes, and additions to the Plan, or may discontinue and terminate the Plan, as it may deem advisable from time to time; provided, however, that no action shall affect or impair any options theretofore granted under the Plan, and provided, further, however, that the affirmative vote of the owners of a majority of the outstanding shares of Common Stock present at a meeting in person or by proxy and entitled to vote shall be necessary to effect any


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amendment to the Plan which would increase the number of shares of Common Stock subject to options granted under the Plan.

                                   Article 4
                  PARTICIPANTS; MAXIMUM GRANT; DURATION OF PLAN

         Section 4.01 . Eligibility And Participation. Options shall be granted only to persons ("Participants") who at the time of granting are key consultants, advisors, directors or employees of the Company. Any of the Committees or the Board shall determine the consultants, advisors, directors and employees to be granted options hereunder, the number of shares of Common Stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the Plan.

         Section 4.02 . Guidelines For Participation. In selecting Participants and determining the numbers of shares of Common Stock for which options are to be granted, any of the Committees or the Board shall consult with officers and directors of the Company, and shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company, and such other factors as any of the Committees or the Board shall deem relevant.

         Section 4.03 . Duration Of Plan. All options under the Plan shall be granted within ten years from the date the Plan is approved by the shareholders of the Company.

                                   Article 5
                         TERMS AND CONDITIONS OF OPTIONS

         Section 5.01 . Stock Option Agreements or Notices. All stock options granted pursuant to the Plan shall be evidenced by stock option agreements or notices ("Stock Option Agreements"), which need not be identical, in such form as any of the Committees or the Board shall from time to time approve, subject to the terms of the Plan, which may, but need not, be executed or acknowledged by a Participant.

         Section 5.02 . Number Of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock with respect to which the option is granted, the terms and conditions of the option, and the exercise price or prices thereof, it being understood that any of the Committees or the Board shall, subject to the terms of Article 7 hereof, have authority to prescribe in any Stock Option Agreement that the option evidenced thereby may be exercisable in full or in part, as to any number of shares subject thereto, at any time or from time to time during said term as any of the Committees or the Board may determine; provided that no option granted pursuant to the Plan shall be exercisable after the


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expiration of ten years from the date such option is granted. Except as otherwise provided in any Stock Option Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under such option. Subject to the terms of Article VII hereof, any of the Committees or the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted hereunder.

         Section 5.03 . Option Price. Subject to the terms of Article 7 hereof, the price at which the shares of Common Stock subject to each option granted under this Plan may be purchased (the "option price" or "exercise price") shall be determined by any of the Committees or the Board, which shall have the authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices.

         Section 5.04 . Method Of Exercising Option; Full Payment. Subject to the terms of Article VII hereof and Section 6.01 and Section 6.02 hereof, options granted pursuant to the Plan may be exercised only if the Participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, a consultant, advisor, director or employee of the Company. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Participant's election to exercise the option and the number of shares of Common Stock in respect of which it is being exercised, and shall be signed by the Participant so exercising the option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be in cash, by check or in stock of the Company that has been owned by the Participant for at least six months, or notes of the Company or, as agreed to by the Board, other consideration; and such written representations and other documents as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "Fair Market Value" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the purchaser as soon as practicable after receipt of such notice, subject to Article IX hereof. Any of the Committees or the Board may amend an already outstanding Stock Option Agreement to add a provision permitted by clause (b) of this Section 5.4, and no such amendment, by itself, shall be deemed to constitute the grant of a new option for purposes of this Plan.


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         Section 5.05 . Rights As A Shareholder. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an option granted under the Plan until the date of the issuance to such Participant of a stock certificate in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         Section 5.06 . Other Provisions. Stock Option Agreements entered into pursuant to the Plan may contain such other provisions (not inconsistent with the Plan) as any of the Committees or the Board may deem necessary or desirable, including, but not limited to, covenants on the part of the Participant not to compete, not to sell Common Stock obtained from the exercise of options for specified periods of time, and remedies available to the Company in the event of the breach of any such covenant.

                                   Article 6
                          TERMINATION; TRANSFERABILITY

         Section 6.01 . Termination of Employment. Except as otherwise provided in connection with the grant of any option or the termination of any Participant, in the event a Participant's employment or service with the Company is terminated other than by reason of death or disability, the right to exercise any unvested option or unvested portion of any option granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and the right to exercise any option or portion of any option granted under the Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of the thirtieth day following such termination of employment or service or the date such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing terms, and the shares of Common Stock subject to the unexercised portion of such option may again be subject to new options under the Plan. Such restrictions shall not apply to the options granted pursuant to
Article 7 which shall be exercisable in accordance with the terms thereof.

         Section 6.02 . Death Or Disability Of Participant. Except as otherwise permitted in connection with the grant of any option or the death or disability of a Participant, in the event a Participant dies or is disabled while he is a consultant, advisor, director or employee of the Company, any options theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only (a) in the case of death, by the person or persons to whom the Participants rights under the option shall pass by will or the laws of descent and distribution, and in the case of disability, by such Participant or his legal representative, and (b) if and to the extent that he was entitled to exercise the option at the date of his death or disability. Such restrictions shall not


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apply to the options of Participating Directors which shall be exercisable in accordance with the terms set forth in Article 7 hereof.

         Section 6.03. Transferability. Options granted to a Participant under the Plan shall not be transferable otherwise than by will, by the laws of descent and distribution, (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or to a member of the immediate family of the Participant, within the meaning of Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, a trust for such family members, a partnership whose only partners are such family members or a charitable institution within the meaning of Section 501(c)(3) of the Code (each an "Authorized Transferee"). During the Participant's lifetime, options shall be exercised only by such Participant, such Participant's guardian or legal representative, or such Participant's Authorized Transferee.

                                   Article 7
                                DIRECTORS' GRANTS

         Section 7.01. Eligibility. Annually, on February 15 of each of the Company's Fiscal Years, any Director of the Company who at the time is not a full-time employee of the Company (a "Participating Director"), shall be granted an option for 30,000 shares of Common Stock, except that the Chairman who is not a full-time employee of the Company shall be granted an option for 60,000 shares of Common Stock. Each person who becomes a Participating Director after the first day of the Company's fiscal year and within nine months of that date shall be granted, on the date that person becomes a Participating Director, an option for a number of shares of Common Stock determined by pro rating the normal 30,000 share annual amount (or 60,000 if the Chairman) based on the period of time remaining in the fiscal year in which such person becomes a Participating Director. No person who owns 10% or more of the outstanding Common Stock of the Company (including shares of Common Stock issuable upon exercise of outstanding options and warrants), shall be granted options under this Article. Options under this Article are non-discretionary.

         Section 7.02. Options Terms. Options granted under this Article 7 shall not be exercisable until the date upon which the option holder has provided one year of continuous service as a Participating Director following the date of grant of such option. Options granted pursuant to this Article shall have an exercise price equal to the Fair Market Value (as hereinafter defined) of the Common Stock on the date of the grant. The term "Fair Market Value" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date,

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then on the next preceding date on which the Common Stock traded.
Notwithstanding any other provisions of this Plan, except as set forth in
Section 6.03, options granted under this Article shall remain exercisable for ten years after the date of grant and the option holder (or his legal representative or that of his estate) may continue to exercise an option notwithstanding that the holder ceases to be a Participating Director.

         Section 7.03. Other Provisions. In all other respects, Options granted under this Article VII shall be subject to the other provisions of the Plan, including but not limited to those governing method of exercise, exercise payment, tax withholding, and transferability. Notwithstanding any other provisions of this Plan, the provisions of this Article 7 may not be amended more than once every six months, other than to comport with changes in the Code.

                                   Article 8
                               CAPITAL ADJUSTMENTS

         Section 8.01. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by any of the Committees or the Board as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights. Any determination made by any of the Committees or the Board under this Article VIII shall be final, binding and conclusive upon each Participant.

                                   Article 9
                                CHANGE IN CONTROL

  Change In Control. Upon the occurrence of a Change in Control, each outstanding option under the Plan shall become fully (100%) vested and exercisable.

For purposes of this Plan, a "CHANGE IN CONTROL" of the Company means the occurrence of one of the following events:

                  (i) individuals who, on the effective date of the Plan (the "EFFECTIVE DATE"), constitute the Board (the "INCUMBENT DIRECTORS") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at

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         least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

                  (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "COMPANY VOTING SECURITIES"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)).

                  (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "BUSINESS COMBINATION"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "SURVIVING CORPORATION"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "PARENT CORPORATION"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee

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         benefit plan (or related trust) sponsored or maintained by the
         Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "NON-QUALIFYING TRANSACTION"); or

                  (iv) stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

                                   Article 10
                             LEGAL REQUIREMENTS, ETC

         Section 10.01. Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares issued upon the exercise of options granted under the Plan.

         Section 10.02. Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of any option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal

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counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not immediately be transferable:

                  The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state securities laws.

         Section 10.03. Private Offering. The options to be granted under the Plan are available only to a limited number of present and future key consultants, advisors, directors and employees of the Company who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company, but are to encourage stock ownership by the Company's key personnel. By the act of accepting an option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such option, they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.

                                   Article 11
                                     GENERAL

         Section 11.01. Application Of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of options therefore shall be used for general corporate purposes.

         Section 11.02. Right Of The Company To Terminate Relationship. Nothing contained in the Plan or in a Stock Option Agreement shall confer upon any Participant any right to be continued as a consultant, advisor, director or employee of the Company, or interfere in any way with the right of the Company to terminate such relationship for any reason whatsoever, with or without cause, at any time.

         Section 11.03. No Obligation To Exercise. The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

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         Section 11.04. Effectiveness Of Plan. The Plan shall become effective upon its adoption by the Board. Options may be granted under the Plan prior to the approval of the Plan by the Shareholders, but no such option may be exercised prior to such approval.

         Section 11.05. Other Benefits. Participation in the Plan shall not preclude a Participant from eligibility in any other stock benefit plan of the Company or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other plan which the Company has adopted, or may, at any time, adopt.

         Section 11.06. Tax Requirements. The exercise or surrender of any option under this Plan shall constitute a Participant's full and complete consent to whatever action any of the Committees or the Board elect to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

         Section 11.07. Interpretations And Adjustments. To the extent permitted by Law, an interpretation of the Plan and a decision on any matter within any of the Committees' or the Board's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         Section 11.08. Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by any of the Committees or the Board to perform its duties and functions under the Plan.

         Section 11.09. Governing Law. The Plan and any and all options granted thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

         Section 11.10. Certain Definitions.

         (a) "Parent". The term "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

         (b) "Subsidiary". The term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

         (c) "Disabled". The term "disabled" shall have the definition set forth in Section 22(a) (3) of the Code.


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